SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 4, 1999

                              THE TIREX CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                    33-17598-NY                22-2824362
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

              740 St. Maurice, Suite 201
                  Montreal, Quebec                                     H3C 1L5
         (Address of principal executive offices)                    (Zip Code)

                                 (514) 878-0727
                 (Registrant's telephone number, including area
          code) (Former name, former address and former fiscal year, if changed since last report)

                                Page 1 of 3 pages


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ITEM 5.  Other Events

         On May 4, 1999, the Company issued the following press release:


FOR IMMEDIATE RELEASE

Contact:          John L. Threshie, Jr.
                  The Tirex Corporation
                  (OTC BULLETIN
                  BOARD - "TXMC")
                  Tel: (514) 933-2518
                  Fax: (514) 933-6368

                    TIREX ACQUISITION OF ENVIROMAX CANCELLED

         TIREX INSTALLS ITS OWN MOLDING FACILITY AT GREATLY REDUCED COST

         MONTREAL, CANADA, May 4, 1999 -- The Tirex Corporation (OTC BULLETIN BOARD - "TXMC") announced today that, due to seemingly irresolvable differences between the parties, negotiations for Tirex's acquisition of 80.6% of Les Caoutchoucs Enviromax Inc. a/k/a Enviromax Rubber Inc., a Montreal manufacturer of molded rubber products broke down this month and the planned acquisition has been cancelled. Terence C. Byrne, Tirex's Chairman and CEO, said that this turn of events has proven to be extremely positive for Tirex because it has been able to establish its own rubber products molding facility at a greatly reduced cost. In connection therewith, Tirex has retained its own highly experienced molding operations management team, consisting of a production manager, chemical engineer, and chief mechanic. Mr. Byrne went on to say that Tirex's molding facility, 80% of which has already been installed at its 90,000 square foot facility in Montreal, gives Tirex at least double its present production capacity requirements and that Tirex will be able to expand such capacity as required on much more economical terms than would have been called for by the Enviromax acquisition. Completion of equipment installation is expected to occur this week.

         The proposed acquisition would have cost Tirex more than $1,000,350 in the combined assumption of approximately $778,000 in debt presently owed by Enviromax and a purchase price of more than $390,000, consisting of $130,000 in cash, approximately $32,500 in a 30-day promissory note, and approximately $227,500 in convertible debentures bearing interest at 3% over prime rate.

         Mr. Byrne stated that, given the expertise and knowledge of Tirex's new molding operations staff, the space available to it at its own facility, and the market prices for the required


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

equipment and supplies, he is confident that, at any time that it wishes to, Tirex will be able to duplicate all of the rubber molding production capabilities of Enviromax, including various production technologies, vulcanization, plastic/rubber compound molding, and other molding operations using various binding products. Mr. Byrne further expressed the view that this could be accomplished at substantially lower costs than would have been required in the Enviromax acquisition.

ITEM 7. EXHIBITS

         No Exhibits are being filed with this Report.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THE TIREX CORPORATION

Dated: May 18, 1999               By   /s/ Terence C. Byrne
                                    -----------------------
                                    Terence C. Byrne, Chairman and
                                    Chief Executive Officer


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